INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-2226 and 333-98989 of SafeGuard Health Enterprises, Inc. on Form S-8 of our report dated March 13, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in method of accounting for goodwill and other intangible assets in 2002), appearing in this Annual Report on Form 10-K of SafeGuard Health Enterprises, Inc. for the year ended December 31, 2002.



DELOITTE & TOUCHE llp

Costa Mesa, California
March 21, 2003



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